Exhibit 99.1
AMENDMENT NO. 1 TO TWELFTH AMENDED AND RESTATED SHARE REDEMPTION PROGRAM
Effective as of August 20, 2021
The board of directors of Pacific Oak Strategic Opportunity REIT, Inc., a Maryland corporation (the “Company”), has adopted this Amendment No. 1 (this “Amendment”) to the Twelfth Amended and Restated Share Redemption Program (the “SRP”), the terms and conditions of which are set forth below. Capitalized terms used below shall have the same meaning as given in the SRP unless otherwise defined herein.
    1. Funding Limitations.
(a) Pursuant to Section 4(b) of the SRP, an additional $30 million in funding is authorized for redemptions (excluding those submitted in connection with a stockholder’s death, Qualifying Disability or Determination of Incompetence).
(b) The funding limitations set forth in Section 4(d) of the SRP shall not apply for the remainder of 2021.
(c) For the avoidance of doubt, for purposes of Section 4(a) of the SRP, stockholders of the Company who received their Shares in connection with the merger of Pacific Oak Strategic Opportunity REIT II, Inc. (“SOR II”) into a subsidiary of the Company shall be deemed to have held such Shares in the Company for over a year.